                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE
---------------------


                                              Editorial Contact: W. David Wright
                                        Reporting and Investor Relations Manager
                                           Phone: (800) 334-9191, (619) 453-9191
                                                             Fax: (619) 453-9294
                                                     Email: dwright@andataco.com

                 ANDATACO, Inc. Reports Second Quarter Results


SAN DIEGO - June 15, 1999 - ANDATACO, INC. (OTC BB: ANDA) today reported results for the second fiscal quarter of 1999, which ended April 30, 1999.

Revenues for the quarter ended April 30, 1999 were $14,992,000, with a net loss of $894,000, or $0.04 per share, compared to revenues of $20,996,000, with a net loss of $189,000, or $0.01 per share, for the second quarter of fiscal 1998. Net loss for the quarter ended April 30, 1999 includes $418,000 for amortization of goodwill and $426,000 for depreciation. Net loss for the quarter ended April 30, 1998 includes $418,000 for amortization of goodwill and $399,000 for depreciation.

Revenues for the six-month period ended April 30, 1999 were $31,370,000, with a net loss of $1,591,000, or $0.07 per share, compared to revenues of $42,756,000, with a net loss of $609,000 or $0.03 per share for the first six months ended April 30, 1998. The net loss for the first six months of fiscal 1999 includes $836,000 of amortization of goodwill and $879,000 of depreciation. The net loss for the first six months of fiscal 1998 included $836,000 of goodwill amortization and depreciation expense of $769,000.

During the first six months of fiscal 1999, the Company generated $873,000 of cash from operations, primarily from improvement in working capital. Offsetting the cash generated from operations was cash used to reduce the Company's line of credit by $462,000 and purchases of property and equipment of $411,000. At April 30, 1999, the Company was not in compliance with the financial covenant concerning the Company's minimum net tangible worth; however, effective June 11, 1999, the bank notified the Company that it will temporarily waive its rights and remedies associated with this default subject to further negotiations. The bank and the Company are currently negotiating the terms and conditions of the temporary waiver, which will include applying a default interest rate of 10.5% during the waiver period.

Harris Ravine, Chief Executive Officer and Chairman of the Company's Board of Directors, commented, "although the financial results for the second quarter are disappointing, we are pleased with the progress we have made in gaining customer acceptance of our Storage Area Network Solutions as well as the integration of the nStor Technologies, Inc. ("nStor") product line.

"Andataco has been advised that nStor completed its purchase of W. David Sykes' block of shares in Andataco, (representing 75.7% of the outstanding common stock of Andataco, Inc.) and the note in the principal amount of $5,196,000 owed by Andataco, Inc. to Mr. Sykes, as of June 8, 1999 and that nStor has stated that it intends to acquire the remaining outstanding shares of Andataco, for an amount to be determined by an independent valuation of the Andataco shares, in a transaction which should be completed by September 30, 1999. In conjunction with the change in control the existing members of the board of directors have indicated an intention to tender their resignation. The Company is in the process of working out an orderly transition of the board of directors which is expected prior to month's end.

"Steps are underway to affect the integration of the nStor product line with the Andataco product line which will allow us to offer a complete line of storage solutions to our customers."

ANDATACO is a global leader in innovative storage solutions for Windows NT and UNIX environments. The company offers SCSI, RAID and RAID-ready disk arrays, tape backup and restore products and storage management software. ANDATACO is leading the way in the latest SCSI technology storage systems serving customers' current needs and providing a cost-effective product migration next generation SCSI architectures.

Beyond SCSI, ANDATACO offers customized Storage Area Networks (SAN) using Fibre Channel and SCSI technologies from best-of-breed industry leading manufacturers. Since 1986, ANDATACO has provided more than 10,000 customers with industry-leading technology to protect mission critical data and outstanding service and support provided by over 200 employees world-wide. To learn more about
ANDATACO's products and the OEM "Keep the Drive Alive" Partnership Program, please visit http://www.andataco.com
             -----------------------
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This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include the Company's strategy, and goals of increasing sales and sales productivity and the intention stated by nStor with regard to a possible acquisition of the remaining shares of Andataco. There are a number of factors that could cause actual results to differ materially from any forward-looking statements contained in this release. Any such statements are based on the assumptions and expectations of the Company's management at the time these statements are made. These factors include, but are not limited to: rapid technological and market changes which could shorten the life cycle of existing products; dependence on key personnel and suppliers; competitive pressures; continued new product introductions;
market acceptance of the Company's new product introductions; and new product introductions by competitors. Additional information on potential factors that could affect the Company's financial results are included in the Company's
Annual Report to the SEC on Form 10-K for the fiscal year ended October 31, 1998 and the Company's other periodic reports.
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ANDATACO, INC.

Consolidated Balance Sheet
--------------------------------------------------------------------------------------------------------------------------


                                                                                                April 30,     October 31,
                                                                                                   1999          1998
                                                                                               (Unaudited)
Assets

Current assets:
 Cash.......................................................................................   $    23,000    $    23,000
 Accounts receivable, net...................................................................     6,257,000     10,628,000
 Inventories................................................................................     6,451,000      4,923,000
 Other current assets.......................................................................     1,056,000        634,000
                                                                                               -----------    -----------
  Total current assets......................................................................    13,787,000     16,208,000

Goodwill, net...............................................................................     5,156,000      5,993,000
Property and equipment, net.................................................................     2,947,000      3,415,000
Other assets................................................................................        96,000         66,000
                                                                                               -----------    -----------
                                                                                               $21,986,000    $25,682,000
                                                                                               ===========    ===========

Liabilities and Shareholders' Equity

Current liabilities:
 Accounts payable ..........................................................................   $ 6,515,000    $ 7,853,000
 Accrued expenses ..........................................................................     2,420,000      2,610,000
 Deferred revenue ..........................................................................     2,102,000      2,259,000
                                                                                               -----------    -----------
  Total current liabilities ................................................................    11,037,000     12,722,000
                                                                                               -----------    -----------

Long-term liabilities:
 Bank line of credit .......................................................................     5,000,000      5,462,000
 Shareholder loan ..........................................................................     5,196,000      5,196,000
                                                                                               -----------    -----------
  Total long-term liabilities ..............................................................    10,196,000     10,658,000
                                                                                               -----------    -----------
Shareholders' equity:
 Common stock ..............................................................................       238,000        238,000
 Additional paid in capital ................................................................    10,149,000     10,107,000
 Accumulated deficit .......................................................................    (9,634,000)    (8,043,000)
                                                                                               -----------    -----------
  Total shareholders' equity ...............................................................       753,000      2,302,000
                                                                                               -----------    -----------
                                                                                               $21,986,000    $25,682,000
                                                                                               ===========    ===========

ANDATACO, INC.

Consolidated Statement of Operations
(Unaudited)
--------------------------------------------------------------------------------------------------------------

                                                      Three months ended                Six months ended
                                                           April 30,                        April 30,
                                                      1999            1998            1999          1998

Sales.................................                $14,992,000    $20,996,000    $31,370,000    $42,756,000
Cost of sales.........................                 10,503,000     14,325,000     22,375,000     29,300,000
                                                      -----------    -----------    -----------    -----------
  Gross profit .......................                  4,489,000      6,671,000      8,995,000     13,456,000
                                                      -----------    -----------    -----------    -----------

Operating expenses:
 Selling, general and
  administrative .....................                  4,879,000      6,048,000      9,432,000     12,463,000
 Rent expense to shareholder .........                     83,000         83,000        166,000        166,000
 Research and development ............                    184,000        473,000        506,000        914,000
                                                      -----------    -----------    -----------    -----------
  Total operating expenses ...........                  5,146,000      6,604,000     10,104,000     13,543,000
                                                      -----------    -----------    -----------    -----------
(Loss) income from operations.........                   (657,000)        67,000     (1,109,000)       (87,000)

Interest expense .....................                    120,000        139,000        248,000        288,000
Interest expense to shareholder ......                    117,000        117,000        234,000        234,000
                                                      -----------    -----------    -----------    -----------

Net loss..............................                $  (894,000)   $  (189,000)   $(1,591,000)   $  (609,000)
                                                      ===========    ===========    ===========    ===========
Net loss per share (basic
 and diluted) ........................                     $(0.04)        $(0.01)        $(0.07)        $(0.03)
                                                      ===========    ===========    ===========    ===========
Shares used in computing
 net loss per share (basic
 and diluted
  ....................................                 23,819,399     23,819,399     23,819,399     23,819,399
                                                      ===========    ===========    ===========    ===========